Exhibit 99.1

Rivian Automotive, Inc. Prices $1.25 Billion Senior Secured Green Notes Offering to Refinance Outstanding Senior Secured Notes due 2026

IRVINE, Calif.—(BUSINESS WIRE)—June 4, 2025—Rivian Automotive, Inc. (Nasdaq: RIVN) (“Rivian”) today announced that Rivian Holdings, LLC (the “Company”), Rivian, LLC (“Rivian LLC”) and Rivian Automotive, LLC (“Rivian Automotive” and, together with the Company and Rivian LLC, the “Co-Issuers”) priced their private offering of $1,250,000,000 aggregate principal amount of 10.000% senior secured green notes due 2031 (the “notes”). Rivian expects to use the net proceeds from the offering of the notes, together with cash on hand, to redeem in full the $1,250,000,000 aggregate principal amount of the Co-Issuers’ outstanding floating rate senior secured notes due 2026 (the “2026 Notes”) and pay related fees and expenses. This press release does not constitute a notice of redemption with respect to the 2026 Notes.

The closing of the notes is expected to occur on June 12, 2025, subject to customary closing conditions. The notes are expected to be guaranteed by each of the Company’s subsidiaries that also guarantee the Co-Issuers’ senior secured asset-based revolving credit facility (the “ABL Facility”). The notes and the guarantees are expected to be secured on a first-priority basis by substantially all assets of the Co-Issuers and the guarantors, other than ABL Priority Collateral (as defined below), if and when the previously announced loan facility with the Department of Energy is funded, on a first-priority basis by substantially all assets of Rivian New Horizon, LLC, and on a second-priority basis by the inventory, receivables, certain deposit accounts and certain related assets (which exclude intellectual property) which secure the ABL Facility on a first-priority basis (the “ABL Priority Collateral”), in each case subject to certain excluded assets and permitted liens.

The notes and the related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, securities, nor will there be any sale of securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Rivian

Rivian (NASDAQ: RIVN) is an American automotive manufacturer that develops and builds category-defining electric vehicles as well as software and services that address the entire lifecycle of the vehicle. The company creates innovative and technologically advanced products that are designed to excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are built in the United States and are sold directly to consumer and commercial customers. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding statements regarding the notes offering and the expected use of proceeds therefrom, which statements are based on current expectations, forecasts, and assumptions and involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such statements, you can identify forward-looking statements by terms such as “will,” “expects,” or the negative of these terms or other similar expressions, although not all forward-looking statements use these words or expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, our ability to complete the offering on favorable terms, if at all, general market, political, economic and business conditions which might affect the offering and the important factors discussed in Part II, Item 1A, “Risk Factors” in Rivian’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and its other filings with the Securities and Exchange Commission. Rivian may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Rivian does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Investor Contact

ir@rivian.com

Media Contact

Harry Porter

media@rivian.com